EXHIBIT 10.31

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

BETWEEN

CARDIOGENICS HOLDINGS INC.
AS SELLER

AND

ROTHCOVE PARTNERS LLC
AS BUYER

February 10, 2010

TABLE OF CONTENTS

1.	PURCHASE OF LLC INTERESTS		4
	1.1	Sale of the LLC Interests	4
	1.2	Purchase Price	4

2.	CLOSING		4
	2.1	Closing	4
	2.2	Actions of Seller at Closing	4
	2.3	Actions of Buyer at Closing	4
	2.4	Taking of Necessary Action; Further Action	5

3.	REPRESENTATIONS AND WARRANTIES OF SELLER		5
	3.1	Organization	5
	3.2	Powers; Consents; Absence of Conflicts With Other Agreements	5
	3.3	Due Authorization; Binding Agreement	6
	3.4	Compliance With Laws; Permits	6
	3.5	Litigation or Proceedings	6
	3.6	Environmental Matters	6
	3.7	Taxes	6
	3.8	Employee Relations	7
	3.9	Inventory	7
	3.10	No Broker’s or Finder’s Fees	7
	3.11	No Undisclosed Liabilities	7

4.	REPRESENTATIONS AND WARRANTIES OF BUYER		7
	4.1	Existence and Capacity	7
	4.2	Powers; Consents; Absence of Conflicts With Other Agreements, Etc.	7
	4.3	Binding Agreement	7
	4.4	Proceedings	8
	4.5	No Broker‘s or Finder’s Fees	8

5.	COVENANTS		8
	5.1	Assumption of Accounts Payables	8
	5.2	Supplemental Schedules	8
	5.3	Payments	8
	5.4	Company Names	8
	5.5	Public Announcements	8

6.	TERMINATION		8
	6.1	Termination	8
	6.2	Effect of Termination	8
	6.3	Fees & Expenses	8

7.	MISCELLANEOUS		9
	7.1	Definitions	9
	7.2	Additional Assurances	11
	7.3	Cost of Transaction	11

7.4	Choice of Law; Venue	11
7.5	Waiver of Jury Trial	11
7.6	Enforcement of Agreement	11
7.7	Legal Fees and Costs	11
7.8	Survival	11
7.9	Notice	11
7.10	Benefit/Assignment	12
7.11	No Third Party Beneficiaries	12
7.12	Waiver of Breach	12
7.13	Interpretation	12
7.14	Severability	12
7.15	Gender and Number	12
7.16	Divisions and Headings	12
7.17	Entire Agreement	12
7.18	Amendment	13
7.19	Counterparts	13

SCHEDULES

Description	Schedule

Accounts Payables	1.2
Seller’s Disclosure Schedule	3
Buyer’s Disclosure Schedule	4

EXHIBITS

Exhibit A	LLC Interest Assignment

LLC MEMBERSHIP INTEREST PURCHASE AGREEMENT

This LLC Membership Interest Purchase Agreement (“Agreement”) is entered into on February 10, 2010, between CARDIOGENICS HOLDINGS INC., a Nevada corporation with a principal place of business at 6295 Northam Drive, Unit 8, Mississauga, Ontario L4V 1W8  (“Seller”) and ROTHCOVE PARTNERS LLC, a Nevada limited liability company with a principal place of business at 45 Roth Cove, Hamlin, NY 11464 (“Buyer”).

A.           Pixaya LLC, a Delaware limited liability company (“Pixaya”) is the sole shareholder of Pixaya (UK) Limited, a corporation organized under the laws of the country of England (“Pixaya UK”);

B.           Seller owns all of the Equity Interests in Pixaya LLC (the “LLC Interests”)

C.           Seller desires to sell the LLC Interests to Buyer, and Buyer desires to purchase the LLC Interests from Seller.

D.           Each of Pixaya and Pixaya UK are sometimes referred to herein individually as a “Company” and collectively as the “Companies.” Capitalized terms in this Agreement are defined where used or in Section 6.1.

Intending to be legally bound, the parties agree as follows:

1.           PURCHASE OF LLC INTERESTS.

1.1           Sale of the LLC Interests.  On and subject to the terms and conditions of this Agreement, at Closing, Seller shall sell, assign, transfer and deliver the LLC Interests to Buyer, free and clear of all Encumbrances. The assignment of the LLC Interests shall be in the form set forth in Exhibit A (the “LLC Interest Assignment”). The purchase of the LLC Interests by Buyer is referred to herein as the “Acquisition”.

1.2           Purchase Price.  The purchase price deemed paid by Buyer for the LLC Interests shall be $100,000, which purchase price reflects the assumption by Buyer of the Companies’ accounts payable set forth in Schedule 1.2 (the “Accounts Payable“).

2.           CLOSING.

2.1           Closing.  Upon the terms and subject to the conditions hereinbefore and hereinafter set forth, the consummation of this Agreement and the Acquisition contemplated herein (the "Closing") shall take place at such time and place on February 11, 2010, or on such other date as is agreed to by the parties (the “Closing Date”). The transactions contemplated by this Agreement will be effective for accounting purposes as of 12:00:01 a.m. (Eastern Time) on the Closing Date (“Effective Time”).

2.2           Actions of Seller at Closing.  At or prior to Closing, Seller shall deliver to Buyer the following:

(a)           Assignment.  The LLC Interest Assignment signed by Seller;

(b)           Authorizing Resolutions.  Copies of resolutions duly adopted by Seller authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Transaction Documents, certified as true and in full force as of the Closing Date;

(c)           Resignations.  Resignations of the officers, directors and managers of each Company effective as of the Effective Time;

(d)           Software Source Code. The source code for Pixaya UK’s “Survayacam” software product on CD or DVD; and

(e)           Other.  Such other instruments and documents as Buyer may reasonably request to effect the transactions contemplated hereby.

2.3           Actions of Buyer at Closing.  At Closing, Buyer shall deliver to Seller the following:

(a)           Payment.  The amount due pursuant to Section 1.2(a); and

(b)           Authorizing Resolutions.  Copies of resolutions duly adopted by Buyer authorizing and approving its performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Transaction Documents, certified as true and in full force as of the Closing Date.

2.4           Taking of Necessary Action; Further Action.  Buyer and Seller will take all reasonable and lawful action as may be necessary or appropriate in order to effectuate the Acquisition in accordance with this Agreement as promptly as possible.

3.           REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer as follows, subject to any exceptions to such warranties and representations as may be specified in the Seller’s Disclosure Schedule:

3.1           Organization.

(a)           Seller.  Seller (i) is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and (ii) has full power and authority to conduct its business as it is now being conducted and to execute and deliver, and to carry out the transactions on its part contemplated by, this Agreement.

(b)           Company.  Pixaya (i) is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization and (ii) has the limited liability company power and authority to own or lease and to operate its assets and to conduct its business as currently conducted.

(c)           Capitalization of Pixaya.  The LLC Interests constitute all of the Equity Interests in Pixaya, have been duly authorized, are validly issued, have no outstanding capital contribution obligations, and were not issued in violation of any preemptive rights, options, rights of first refusal or other preferential rights of subscription or purchase of any Person.  There are not any outstanding (i) options, warrants, calls, commitments, pre-emptive rights, agreements or other rights to purchase any Equity Interests in Pixaya, (ii) securities convertible into or exchangeable for any Equity Interests in Pixaya, (iii) equity-based awards or rights relating to or valued by reference to the equity of Pixaya, (iv) other commitments of any kind for the issuance of additional Equity Interests or options, warrants or other securities of Pixaya, or (v) registration rights agreements or other agreements or understandings to which Pixaya is a party or by which it or Seller are bound relating to the voting or disposition of any Equity Interests of Pixaya.  Other than Pixaya UK, Pixaya does not own, directly or indirectly, any shares of capital stock or other Equity Interests, or securities or interests convertible into or exchangeable for capital stock or Equity Interests in any other Person.  Seller has good and marketable title to and owns all of the LLC Interests, beneficially and of record, free and clear of any and all Encumbrances.  Seller has full voting power over the LLC Interests, subject to no proxy, voting trust or other agreement relating to the voting of any of the LLC Interests.  Other than this Agreement, there is no agreement with respect to the disposition of the LLC Interests.

(d)           Capitalization of Pixaya UK.  Pixaya owns all of the Equity Interests in Pixaya UK (“Subsidiary Interests”), all of which have been duly authorized, are validly issued, have no outstanding capital contribution obligations, and were not issued in violation of any preemptive rights, options, rights of first refusal or other preferential rights of subscription or purchase of any Person.  There are not any outstanding (i) options, warrants, calls, commitments, pre-emptive rights, agreements or other rights to purchase any Subsidiary Interests, (ii) securities convertible into or exchangeable for any Subsidiary Interests, (iii) equity-based awards or rights relating to or valued by reference to any Subsidiary Interests, (iv) other commitments of any kind for the issuance of additional equity interests or options, warrants or other securities of Pixaya UK, or (v) registration rights agreements or other agreements or understandings to which Pixaya UK is a party or by which Pixaya UK or Pixaya are bound relating to the voting or disposition of any Subsidiary Interests.  Pixaya UK does not own, directly or indirectly, any shares of capital stock or other Equity Interests, or securities or interests convertible into or exchangeable for capital stock or Equity Interests in any other Person.   Other than this Agreement, there is no agreement with respect to the disposition of the Subsidiary Interests.

3.2           Powers; Consents; Absence of Conflicts With Other Agreements.  The execution, delivery, and performance by Seller of this Agreement and all other agreements referenced herein, or ancillary hereto, to which Seller is a party, and the consummation by Seller of the transactions contemplated by this Agreement and the Transaction Documents, as applicable:

(a)           do not require any approval or consent to be obtained by Seller or any Company from, or filing required to be made by Seller or any Company with, any Governmental Agency bearing on the validity of this Agreement which is required by Law;

(b)           will not conflict with, result in any breach or contravention of, or the creation of any Encumbrance under, any indenture, agreement, lease, instrument or understanding to which Seller or any Company is a party or by which Seller or any Company is bound;

(c)           will not violate any Law to which Seller or any Company may be subject; and

(d)           will not violate any Governmental Order to which Seller or any Company may be subject.

3.3           Due Authorization; Binding Agreement.  Seller has the right, power, legal capacity and authority to enter into and perform this Agreement.  The execution, delivery and performance of this Agreement has been duly authorized by all necessary action on the part of Seller, and no other proceedings on the part of Seller are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby.  This Agreement and all Transaction Documents are and will constitute the valid and legally binding obligations of Seller and are and will be enforceable against Seller in accordance with the respective terms hereof or thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

3.4           Compliance With Laws; Permits.

(a)           Compliance with Laws.  Each Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets.

(b)           Permits.  All Permits required for each Company to conduct its business have been obtained and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full.

3.5           Litigation or Proceedings.

(a)           No Actions.  There are no Actions pending or, to Seller’s Knowledge, threatened (i) against or by any Company or affecting any of their properties or assets; or (iii) against or by any Company, Seller or any Affiliate of Seller that challenges or seeks to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.  No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

3.6           Environmental Matters.

(a)           Compliance.  Each Company is currently and has been in compliance with all Environmental Laws and has not, and Seller has not received from any Person any: (i) Environmental Notice or Environmental Claim, or (ii) written request for information pursuant to Environmental Law.

3.7           Taxes.

(a)           Tax Returns. The Companies have each filed all Tax Returns or extensions that they were required to file under applicable laws and regulations. All such Tax Returns were correct and complete in all respects and were prepared in compliance with all applicable laws and regulations. All Taxes due and owing by Seller or any Company (whether or not shown on any Tax Return) have been paid.

(b)           Withholding.  Each Company has withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any Employee.

(c)           No Assessments.  No taxing authority is expected to assess any additional Taxes for any period for which Tax Returns have been filed.  No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to any Company.

3.8           Employee Relations.  Neither Company has any Employees.  No amounts are owed or accrued with respect to any Employees as of the Closing Date.  All amounts payable to Employees have been paid in full and there are no outstanding agreements, understandings or commitments of any Company with respect to any commissions, bonuses or increases in compensation.

3.9           Inventory.  Neither of the Companies has any inventory.

3.10         No Broker’s or Finder’s Fees.  Neither Seller nor any of the Companies have engaged or are liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

3.11         No Undisclosed Liabilities.  No Company has any liabilities of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise, except for the Accounts Payable.

4.           REPRESENTATIONS AND WARRANTIES OF BUYER.  As of the Closing, Buyer represents and warrants to Seller the following:

4.1           Existence and Capacity.  Buyer has the requisite limited liability company power and authority to enter into this Agreement, to perform its obligations hereunder, and to conduct its business as now being conducted.

4.2           Powers; Consents; Absence of Conflicts With Other Agreements, Etc.  The execution, delivery, and performance by Buyer of this Agreement and all other agreements referenced herein, or ancillary hereto, to which Buyer is a party, and the consummation of the transactions contemplated herein by Buyer:

(a)           are within its statutory powers, are not in contravention of law or of the terms of its organizational documents, and have been duly authorized by all appropriate action of its governing body;

(b)           do not require any approval or consent required to be obtained by Buyer of, or filing required to be made by Buyer with, any governmental agency or authority bearing on the validity of this Agreement which is required by law or the regulations of any such agency or authority;

(c)           will neither conflict with, nor result in any breach or contravention of, or the creation of any lien, charge or encumbrance under, any indenture, agreement, lease, instrument or understanding to which Buyer is a party or by which Buyer is bound;

(d)           will not violate any statute, law, rule, or regulation of any governmental authority to which Buyer may be subject; and

(e)           will not violate any judgment, decree, writ, or injunction of any court or governmental authority to which Buyer may be subject.

4.3           Binding Agreement.  This Agreement and all agreements to which Buyer will become a party pursuant hereto are and will constitute the valid and legally binding obligations of Buyer, and are and will be enforceable against Buyer in accordance with the respective terms hereof and thereof, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally from time to time in effect.

4.4           Proceedings.  There are no claims, actions, proceedings or investigations pending or, to the Knowledge of Buyer, threatened, challenging the validity or propriety of the transactions contemplated by this Agreement.

4.5           No Broker‘s or Finder’s Fees.  Neither Buyer nor its Affiliates have engaged or are liable for the payment of any fee to any finder, broker or similar Person in connection with the transactions described in this Agreement.

5.           COVENANTS & ADDITIONAL AGREEMENTS

5.1           Assumption of Accounts Payable. Buyer acknowledges and agrees that the Accounts Payable shall remain the sole responsibility of the respective Companies post-Closing.

5.2           Supplemental Schedules. Buyer and Seller may (but will not be required to) from time to time prior to the Closing Date, by notice in accordance with the Agreement, supplement or amend their respective disclosure schedules hereto, including without limitation one or more supplements or amendments to correct any matter which would otherwise constitute a breach of any representation, warranty or covenant herein contained.

5.3           Payments.  Upon request by Buyer, Seller shall direct all applicable Persons to deliver all invoices and payments related to any Company in accordance with Buyer’s instructions.

5.4           Company Names.  Within 15 days after the Closing Date, Seller shall remove all references to any Company from their websites, cease all use of any Company name, and cease all use of the domain names owned by the Companies.

5.5           Public Announcements.  Buyer shall not make any press release with respect to the Acquisition or this Agreement or make any public statement without the prior consent of Seller, which consent may be granted or withheld by Seller in its sole discretion.

 6.           TERMINATION

6.1           Termination.  This Agreement may be terminated at any time prior to the Closing Date, notwithstanding approval thereof by Seller’s board of directors:

(a)           by mutual written consent authorized by the Managing Member of Buyer and the Board of Directors Seller; or

(b)           by either Buyer or Seller if the Acquisition shall not have been consummated by February 28, 2010 (provided that the right to terminate this Agreement under this Section shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Acquisition to occur on or before such date); or

(c)           by either Buyer or Seller if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Acquisition.

6.2          Effect of Termination.           In the event of a termination of this Agreement pursuant to this Section, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its Affiliates, directors, officers, stockholders or members except (i) as set forth in Section 6.3 below, and (ii) nothing herein shall relieve any party from liability for any breach hereof occurring prior to termination.

6.3          Fees and Expenses.               All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Acquisition is consummated.

7.           MISCELLANEOUS

7.1           Definitions.  In this Agreement, the following terms have the following meanings:

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agents” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, bankers, attorneys, accountants and other agents of such Person.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York City are authorized or required by Law to be closed for business.

“Buyer’s Knowledge” or “Knowledge of Buyer” or any similar phrase means all facts and circumstances known by any manager, officer, director or key employee of Buyer.

“Code” means the Internal Revenue Code of 1986, as amended.

“Employees” means any current or former employees, agents, consultants, or contractors of any Company.

“Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of way, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

“Environmental Claim” means any Action, Governmental Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or term or condition of any Environmental Permit.

“Environmental Law” means any applicable Law, and any Governmental Order or binding agreement with any Governmental Authority: (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials.  The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

 “Environmental Notice” means any written directive, notice of violation or infraction, or notice respecting any Environmental Claim relating to actual or alleged non-compliance with any Environmental Law or any term or condition of any Environmental Permit.

“Environmental Permit” means any Permit, letter, clearance, consent, waiver, closure, exemption, decision or other action required under or issued, granted, given, authorized by or made pursuant to Environmental Law.

“Equity Interests” mean membership interests, limited liability company interests and other ownership interests.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

“Hazardous Materials” means: (a) any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral or gas, in each case, whether naturally occurring or manmade, that is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under Environmental Laws; and (b) any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation and polychlorinated biphenyls.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or is reasonably expected to become, individually or in the aggregate, materially adverse to (a) the business, results of operations, prospects, condition (financial or otherwise) or assets of any Company, or (b) the ability of any party to consummate the transactions contemplated hereby on a timely basis.

 “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Real Property” means the real property owned, leased or subleased by the Companies, together with all buildings, structures and facilities located thereon.

“Release” means any actual or threatened release, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, abandonment, disposing or allowing to escape or migrate into or through the environment (including, without limitation, ambient air (indoor or outdoor), surface water, groundwater, land surface or subsurface strata or within any building, structure, facility or fixture).

“Seller’s Knowledge” or “Knowledge of Seller” or any similar phrase means all facts and circumstances known by Yahia Gawad, without a duty of inquiry.

“Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code §59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the tax liability of any other Person.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Transaction Documents” means this Agreement and each other agreement entered into pursuant to this Agreement.

7.2           Additional Assurances.  From time to time after Closing, either party shall execute and deliver such other instruments and take such other actions as is reasonably requested to give effect to the transactions contemplated by this Agreement.

7.3           Cost of Transaction.  Whether or not the transactions contemplated hereby are consummated:  (i) Seller shall pay the fees, expenses, and disbursements of Seller and its agents, accountants, and legal counsel incurred in connection with this Agreement; and (ii) Buyer shall pay the fees, expenses, and disbursements of Buyer and its agents, accountants and legal counsel incurred in connection with this Agreement.

7.4           Choice of Law; Venue.  This Agreement will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles.  Exclusive venue for any action arising out of or related to this Agreement will be in state or federal court located in the County of New York, New York, and each party consents to the jurisdiction of such courts and waives any defense based on lack of personal jurisdiction or inconvenient forum.

7.5           Waiver of Jury Trial.  EACH PARTY IRREVOCABLY WAIVES ANY AND ALL RIGHTS IT MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT BE TRIED BY JURY.  EACH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS RIGHT TO DEMAND TRIAL BY JURY.

7.6           Enforcement of Agreement.  Irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its terms or was breached.  The parties are entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms, in addition to any other remedy to which they are entitled at law or in equity.

7.7           Legal Fees and Costs.  In the event a party incurs any damages, claims, loss, cost or liability whatsoever (including attorneys’ fees and any third party claims) arising out of or related to any misrepresentation, breach or inaccuracy of any representation or warranty contained in this Agreement, breach of this Agreement or action to enforce this Agreement (collectively, “Damages”), the prevailing party, as determined by a court of competent jurisdiction, will be entitled to recover such Damages and all legal expenses, including, without limitation, reasonable attorneys’ fees, costs, and necessary disbursements, in addition to any other relief to which such party shall be entitled by law.  The parties shall use reasonable efforts to mitigate Damages, and the cost of such efforts to mitigate shall constitute Damages.  No party may recover Damages to the extent that such Damages result from that party’s own misrepresentations, negligence or misconduct.

7.8           Survival.  The representations, warranties and covenants of the parties shall survive Closing and shall not be affected or deemed waived by reason of any investigation made by or on behalf of any party (including by any of its representatives) or by reason of the fact that any party or any of its representatives knew or should have known that any such representation or warranty is, was or might be inaccurate.

7.9           Notice.  Any notice, demand, or communication required, permitted, or desired to be given hereunder will be effective when personally delivered, when received by confirmed overnight delivery from a reputable carrier, or five (5) days after being deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed as follows:

Seller:	CardioGenics Holdings Inc.
6295 Northam Drive, Unit 8
Mississauga, Ontario L4V 1W8 Canada
Attention: Yahia Gawad, CEO

Buyer:	Rothcove Partners LLC
45 Roth Cove
Hamlin, New York 11464
Attention: Ronald Logory,

or to such other address, and to the attention of such other Person or officer as any party may designate, with copies thereof to the respective counsel thereof as notified by such party.

7.10         Benefit/Assignment.  This Agreement inures to the benefit of and is binding upon the parties hereto and their respective legal representatives, successors, and assigns.  No party may directly or indirectly, including by assignment, operation of law or change of control, transfer or assign this Agreement without the prior written consent of the other parties; provide that, following Closing, Buyer may do so without the consent of any other party.

7.11         No Third Party Beneficiaries.  This Agreement is intended solely for the benefit of Buyer and Seller and their respective permitted successors or assigns, and does not confer third-party beneficiary rights upon any Person.

7.12         Waiver of Breach.  The waiver by any party of a breach or violation of any provision of this Agreement is not a waiver of any subsequent breach of the same or any other provision hereof.

7.13         Interpretation.  For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. This Agreement is to be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. Schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

7.14         Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

7.15         Gender and Number.  Whenever the context of this Agreement requires, the gender of all words herein includes the masculine, feminine, and neuter, and the number of all words herein includes the singular and plural.

7.16         Divisions and Headings.  The division of this Agreement into articles, sections and subsections and the use of captions and headings are for convenience and have no legal effect in construing the provisions of this Agreement.

7.17         Entire Agreement.  This Agreement, including all exhibits and schedules hereto, and the Transaction Documents, supersedes all previous contracts, and constitutes the entire agreement among the parties regarding its subject matter.  No party is entitled to benefits other than those specified herein.  No oral statements or prior written material not specifically incorporated herein is of any force or effect.

7.18         Amendment.  This Agreement may be amended, modified or supplemented only by an agreement in writing signed by each party hereto.

7.19         Counterparts.  This Agreement may be executed in counterparts, each of which will be an original, and all of which together will be one and the same agreement.  A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission will have the same legal effect as delivery of an original signed copy of this Agreement.

{SIGNATURES APPEAR ON FOLLOWING PAGE}

The parties have executed this Agreement in multiple originals as of the date first above written.

SELLER:

CARDIOGENICS HOLDINGS INC.

By:	/s/
Yahia Gawad, CEO

BUYER:

ROTHCOVE PARTNERS LLC

By:	/s/
Roneld Logory, Managing Member

SCHEDULES

NOTES TO DISCLOSURE SCHEDULES

These Schedules are being furnished in connection with the LLC Membership Interest Purchase Agreement dated as of February 10, 2010 (the “Agreement”) between Buyer and Seller as referred to therein.  Capitalized terms used and not otherwise defined herein have the meanings assigned to such terms contained in the Agreement.

SCHEDULE 1.2

ACCOUNTS PAYABLE

PAYABLE	AMOUNT
Premier Global	$261.65
WebEx Communications	$1,200.00
eFax Corporate	$136.93
Woodbourne Solutions	$6,600.00
Miscellaneous	$6,629.78
TOTAL	$14,828.36

SCHEDULE 1.2

PIXAYA LLC PAYABLES

PIXAYA (UK) PAYABLES

PAYABLE	AMOUNT (£GBP)	AMOUNT($US)
HSBC Overdraft	£22,596.17	$37,197.80
HSBC Lease	£1,098.03	$1,807.58
HSBC Credit Card Machine Lease	£35.26	$58.05
BT (Telephone Line)	£59.88	$98.57
Utility Warehouse (Phone Usage)	£15.38	$25.32
Orange (Mobile Phone)	£427.28	$703.39
Griffin (Internet)	£47.77	$78.64
Vodafone (Data Card)	£187.60	$308.83
Kirklees (Refuse Collection)	£34.55	$56.88
Powergen (Electric)	£-183.00	$-301.26
DHL (International Courier)	£828.60	$1,364.04
Keyways Publishing (Magazines)	£25.00	$41.16
VAT	£1,776.78	$2,924.94
PAYE (Employee Taxes)	£11,781.87	$19,395.30
NI (National Health Ins.)	£13,007.17	$21,412.40
TOTAL	£51,738.34	$85,171.64
*Based on £1.00=$1.6462

TOTAL PAYABLES (PIXAYA & PIXAYA UK)           -           $100,000.00

SCHEDULE 3

SELLER’S DISCLOSURE SCHEDULE

SCHEDULE 3

SELLER’S DISCLOSURE SCHEDULE

§3.7 – Any taxes set forth in the Accounts Payable in Schedule 1.2.

SCHEDULE 4

BUYER’S DISCLOSURE SCHEDULE

SCHEDULE 4

BUYER’S DISCLOSURE SCHEDULE

No Exceptions.

EXHIBITS

EXHIBIT A

LLC INTEREST ASSIGNMENT

ASSIGNMENT OF MEMBERSHIP INTEREST

THIS ASSIGNMENT OF MEMBERSHIP INTEREST (this "Assignment") dated as of February 11, 2010 is made by and between CARDIOGENICS HOLDINGS INC. ("Assignor") and ROTHCOVE PARTNERS LLC ("Assignee").

RECITALS

A.           Assignor is the holder of a 100% membership interest (the "Membership Interest") in PIXAYA LLC, a Delaware limited liability company ("Pixaya"); and

B.           Assignor desires to transfer and assign to Assignee the Membership Interest pursuant to the terms of that certain LLC Membership Interest Purchase Agreement dated February 10, 2010 between Assignor and Assignee (the “Purchase Agreement”); and

C.           Assignee desires to accept the assignment of the Membership Interest and to accept and assume the terms and conditions of the Operating Agreement of Pixaya, as amended or restated (the "Operating Agreement") with respect to the Membership Interest.

In consideration of the premises, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Assignment. Subject to the terms and conditions this Assignment and the Purchase Agreement, Assignor hereby transfers and assigns to Assignee the Membership Interest.

2. Admission as Substituted Member. As of the date hereof, and subject to the terms and conditions of this Assignment, Assignee shall become a substituted member in Pixaya with respect to the Membership Interest in compliance with the terms of the Operating Agreement.

3. Assumption. Assignee agrees to accept, adopt and be bound by the terms, provisions and conditions of the Operating Agreement.

4. Representations by Assignor. Assignor does hereby represent and warrant to Assignee that: (i) Assignor is the legal and beneficial owner and holder of the Membership Interest and (ii) the Membership Interest is not subject to any lien or assessment by any of Assignor's creditors or by any other person or entity.

5. Successors and Assigns. This Assignment shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, legal representatives, successors and assigns.

6. General Provisions.

(a) Entire Agreement. This Assignment supersedes any prior or contemporaneous understandings or agreements between the parties respecting the subject matter hereof and constitutes the entire understanding and agreement between the parties with respect to the assignment of the Membership Interest.

(b) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.

(c) Further Assurances. The parties hereto covenant and agree that they will execute such further instruments and documents as may be necessary or convenient to effectuate and carry out the transaction contemplated by this Assignment.

(d) Counterpart Execution. This Assignment may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the parties hereto, notwithstanding that all the parties hereto have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have executed this Assignment effective as of the day and year first above written.

ASSIGNOR:		ASSIGNEE:

CARDIOGENICS HOLDINGS INC.		ROTHCOVE PARTNERS LLC

By:	/s/	By:	/s/
	Name: Yahia Gawad		Name: Roneld S. Logery
	Title: CEO		Title: Managing Member